UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K
                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934
Date of Report (Date of earliest event report) November 19, 1998
                                               -----------------
(November 10, 1998)
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                  CITIZENS FIRST FINANCIAL CORP.
                 ------------------------------
      (Exact name of registrant as specified in its charter)

   Delaware                       1,14274           37-1351861
   --------                       -------           ----------
(State or other jurisdiction     (Commission        (IRS Employer
of incorporation or               File Number)     Identification
organization)                                       No.)

     2101 North Veteran Parkway, Bloomington, Illinois 61704
     -------------------------------------------------------
             (Address of principal executive offices)

                          (309) 661-8700
                          --------------
         (Issuer's telephone number, including area code)

                          Not Applicable
                          --------------
  (Former name or former address, if changed since last report)


Total Pages:   3


                              1 of 3
     Item 5.   Other Events
               ------------

     Citizens First Financial Corp., the parent company of Citizens Savings Bank, F.S.B. announced the approval of a stock repurchase program of 5% of its outstanding shares of common stock.

     A press release announcing the approval of the stock repurchase program is attached as Exhibit 99.1.

Exhibit No.                                                  Page
-----------                                                  ----

99.1      Press release dated November 10, 1998                3

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 1998         By: /s/ C. William Landefeld
                                     ---------------------------
                                        C. William Landefeld
                                        President and Chief
                                        Executive Officer

Dated: November 19, 1998         By: /s/ Dallas G. Smiley
                                     ---------------------------
                                        Dallas G. Smiley
                                        Senior Vice-President and
                                        Chief Financial Officer



                              2 of 3
Citizens First Logo


FOR IMMEDIATE RELEASE
Contact:  C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corporation
(309) 661-8700



                  CITIZENS FIRST FINANCIAL CORP.
                       ANNOUNCES APPROVAL OF
                     STOCK REPURCHASE PROGRAM


     Bloomington, Illinois, November 10, 1998 -- C. William Landefeld, President and Chief Executive Officer of Citizens First Financial Corp. (AMEX-CBK), the parent company of Citizens Savings Bank, announced they have received approval from the Office of Thrift Supervision on November 9, 1998 for the repurchase of 5% or 114,426 of its current outstanding shares of common stock.

     In October 1998, Citizens First Financial Corp. completed the repurchase of 5% of its outstanding common stock. The
120,449 shares were repurchased at an average stock price of $15.83. Common stock repurchased by the holding company in total now equals 528,978 shares at at average price of $16.14.

     Citizens Savings Bank currently has six offices in central
Illinois.